AMENDMENT NO. 1
TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this "Amendment"), dated as of March 31, 2005, is among Truck Retail Accounts Corporation, a Delaware corporation ("Seller"), Navistar Financial Corporation, a Delaware corporation ("Navistar”), as initial Servicer (Navistar, together with Seller, the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Conduit") and Bank One, NA (Main Office Chicago), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the ”Agent”), and pertains to that certain RECEIVABLES PURCHASE AGREEMENT dated as of April 8, 2004 by and among the parties hereto (the "Agreemens”). Unless defined elsewhere herein, capitalized terms used in this, Amendment shall have the meanings assigned to such terms in the Agreement.

PRELIMINARY STATEMENTS

The Seller Parties have requested that the Agent and the Purchasers agree to amend certain provisions of the Agreement; and

The Agent and the Purchasers are willing to agree to the requested amendments on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                       Amendments.

(a)  All references in the Agreement to "Bank One, NA (Main Office Chicago)" and "Bank One" are hereby replaced with "JPMorgan Chase Bank, N.A." and "JPMorgan Chase," respectively.

(b)  The definitions in Exhibit I to the Agreement of the following defined terms are hereby amended and restated in their entirety to read, respectively, as follows:

"Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were more than 60 days days past due, as reflected on the DFO Master Aging Report at such time divided by (ii) the aggregate Outstanding Balance of all Receivables as reflected on the DFO Master Aging Report at such time.

"Dilution Horizons Ratio" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate gross sales of the Originator giving rise to Receivables for the three calendar months ended on such day, divided by
(ii) the Outstanding Balance of all Eligible Receivables as of the last day of such calendar month.

"Dilution Ratio" means, a percentage equal to (i) the aggregate amount of Dilutions which occurred during the calendar month then most recently ended, divided by (ii) the aggregate gross sales of the Originator giving rise to
Receivables during the second calendar month prior to the calendar month referenced in clause (i), calculated on a monthly basis.

"Facility Termination Date" means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

"Liquidity Termination Date" means August 14, 2005.

Section 2.                       Representations and Warranties, In order to induce the parties to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agent and the Purchasers that (a) after giving affect to this Amendment, each of such Seller Party's representations and warranties contained in Article V of the Agreement is true and correct as of the date hereof, (b) the execution and delivery by such Seller Party of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (c) this Amendment has been duly executed and delivered by such Seller Party and constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.                        Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof duly executed by each of the parties hereto.

Section 4.                        Miscellaneous

(a)           THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED 1N ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

(c)            Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

(c)            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[signatures on next pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

TRUCK RETAIL ACCOUNTS CORPORATION

By:  /s/ ANDREW J. CEDEROTH
Name:  Andrew J. Cederoth
Title:    V.P., & Treasurer

NAVISTAR FINANCIAL CORPORATION

By:  /s/ ANDREW J. CEDEROTH
Name:  Andrew J. Cederoth
Title:    V.P., & Treasurer

JUPITER SECURIZATION CORPORATION By: /s/ JILL T. LANE Its: Authorized Signatory JPMORGAN CHASE BANK, N.A, individually as a Financial Institution and as Agent By: /s/ JILL T. LANE Its: Vice President